Exhibit 99.9

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V76970 - TBD Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. as may be possible, of one third of the total number to the Company’s Amended and Restated Certificate of Annex G to the accompanying proxy statement/prospectus, BREEZE HOLDINGS ACQUISITION CORP. The Board of Directors recommends you vote FOR the following proposals: Abstain ! Against ! For ! The Business Combination Proposal — To consider and adopt the Merger Agreement and Plan of Reorganization, dated September 24 , 2024 (as may be amended, supplemented o r otherwise modified from tim e to time , th e (“Merger 1. Agreement”), by and among (i) Breeze, (ii) YD Bio Limited, 3b. Advisory Charter Proposal 3(b) — To provide that any a Cayman Islands exempted company (“Pubco”), (iii) Breeze amendment to the Proposed Charter will require the Merger Sub, Inc., a Delaware corporation and which will approval of the holders of at least a two - third majority be a direct, wholly - owned subsidiary of Pubco (“Breeze of the votes cast by, or on behalf of the shareholders Merger Sub”), (iv) BH Biopharma Merger Sub Limited, a who (being entitled to do so) vote in person or by proxy Cayman Islands exempted company (“Company Merger at the general meeting of Pubco. Sub,” with Company Merger Sub and Breeze Merger Sub together referred to herein as the “Merger Subs”), and 3c. Advisory Charter Proposal 3(c) — To remove the blank (v) YD Biopharma Limited, a Cayman Islands exempted check provisions from the Existing Charter. company (“YD Biopharma”), a copy of which is attached to the accompanying proxy statement/prospectus as 3d. Advisory Charter Proposal 3(d) — To change the Annex A , including the transactions contemplated thereby classification of the Pubco Board from two classes to (Proposal No. 1). three classes, with each class elected for a staggered term, as well as with each class consisting, as nearly ! ! ! The Charter Proposal — To consider and vote upon a proposal to approve and adopt the proposed second amended and 2. of directors constituting the whole board. restated memorandum and articles of association of Pubco, Abstain For Against a copy of which is attached to the accompanying proxy statement/prospectus as Annex B (the “Proposed Charter”) The Incentive Plan Proposal — To consider and vote upon the 4. (Proposal No. 2). ! ! ! Pubco Incentive Plan, a copy of which is attached to the proxy statement/prospectus as Annex C (Proposal No. 4). The Advisory Charter Proposals — To consider and vote upon, 3. ! ! ! The Redemption Limitation Amendment Proposal — To consider and vote upon a proposal to approve an amendment Incorporation, as amended to date, in the form set forth in to eliminate the limitation that Breeze, or any entity that 5. ! ! ! on a non - binding advisory basis, proposals to approve certain provisions contained in th e Proposed Charter which differ from the provisions of the Existing Charter, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements (the “Advisory Charter Proposals”) (Proposal No . 3 ) . succeeds Breeze as a public company, may not redeem Company Shares (as defined therein) in an amount that would cause the net tangible assets of Breeze, or any entity that succeeds Breeze as a public company, to be less than 3 a . Advisory Charter Proposal 3 (a) — To provide that Pubco shall have an authorized share capital of 500 , 000 , 000 Ordinary Shares, par value US $ 0 . 0001 per share . $5,000,001 (the “Redemption Limitation”) (Proposal No. 5). SCAN TO VIEW MATERIALS & VOTE I> BREEZE HOLDINGS ACQUISITION CORP. 955 W. JOHN CARPENTER FREEWAY SUITE 100 - 929 IRVING, TX 75039 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information . Vote by 11 : 59 P . M . Eastern Time on [ • ], 2025 . Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form . During The Meeting - Go to www.virtualshareholdermeeting.com/BRZH2025SM2 You may attend the meeting via the Internet and vote during the meeting . Have the information that is printed in the box marked by the arrow available and follow the instructions . VOTE BY PHONE - 1 - 800 - 690 - 6903 Use any touch - tone telephone to transmit your voting instructions . Vote by 11 : 59 P . M . Eastern Time on [ • ], 2025 . Have your proxy card in hand when you call and then follow the instructions . VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage - paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 .

V76971 - TBD BREEZE HOLDINGS ACQUISITION CORP. Special Meeting of Stockholders [•], 2025 [•] ET This proxy is solicited by the Board of Directors The undersigned hereby appoints J . Douglas Ramsey, Ph . D . and Russell D . Griffin, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys - in - fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Breeze Holdings Acquisition Common Stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the Company to be held [ • ], 2025 or any adjournment thereof, with all powers which the undersigned would possess if present at the Meeting . THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED . IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED “FOR” PROPOSAL 1 , 2 , 3 , 3 (a), 3 (b), 3 (c), 3 (d), 4 AND 5 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING . Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement is available at www.proxyvote.com. Continued and to be signed on reverse side